UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 12, 2006

AMERICAN BANK NOTE HOLOGRAPHICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14227	13-3317668
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2 Applegate Drive, Robbinsville, NJ		08691
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:    (609) 632-0800

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01               Entry into a Material Definitive Agreement.

 American Bank Note Holographics, Inc. (the “Company”) and Mack-Cali CW Realty Associates L.L.C. (“Mack-Cali”) entered into an amendment dated as of September 12, 2006 (the “Second Amendment”) to the Lease Agreement between the Company and the Robert Martin Company, Mack-Cali’s predecessor in interest, dated July 23, 1992, as amended pursuant to the First Amendment dated August 19, 1993 (the “Lease”).  Under the terms of the Second Amendment, the Company and Mack-Cali agreed to (i) a ten percent (10%) reduction of the fixed annual rent retroactive to April 1, 2006, (ii) the payment by the Company to Mack-Cali of $100,000 as a contribution towards the cost of demolition and restoration of the facility, (iii) a release of the Company by Mack-Cali from all accrued and unaccrued obligations provided for in the Lease with respect to repair and restoration of the premises, (iv) the Company provided a letter of credit in favor of Mack-Cali in the amount of $789,606.80 as security for the Company’s remaining obligations under the Lease, and (v) acceleration of payments by the Company to Mack-Cali under the Lease under certain conditions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN BANK NOTE HOLOGRAPHICS, INC.

Date: September 18, 2006	By:	/s/ Kenneth H. Traub
Kenneth H. Traub
President and Chief Executive Officer